Exhibit 23.3

41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: (852) 2522-7886 Fax: (852) 2522-7006
wvw.lw.com

FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
December 1,2006	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Milan	Silicon Valley
	Moscow	Singapore
	Munich	Tokyo
	New Jersey	Washington, D.C.

Melco PBL Entertainment (Macau) Limited

The Penthouse, 38th Floor

The Centrium, 60 Wyndham Street

Central, Hong Kong

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Taxation” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by Melco PBL Entertainment (Macau) Limited on December 1, 2006, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/

Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)